Exhibit 10.4

THIS EXPENSE ADVANCE AGREEMENT (this “Agreement”), dated as of May 1, 2025, is made and entered into by and between Cantor Equity Partners II, Inc., a Cayman Islands exempted company (the “Company”), and Cantor EP Holdings II, LLC, a Delaware limited liability company (the “Sponsor”).

RECITALS

WHEREAS, the Company is engaged in an initial public offering (the “Offering”) pursuant to which the Company will issue and deliver up to 24,000,000 Class A ordinary shares of the Company, par value $0.0001 per share (the “Ordinary Shares”);

WHEREAS, the Company has filed with the Securities and Exchange Commission a registration statement on Form S-1, Nos. 333-285681 and 333-286916 (the “Registration Statement”) for the registration, under the Securities Act of 1933, as amended (the “Securities Act”), of the Ordinary Shares, including a prospectus (the “Prospectus”);

WHEREAS, the proceeds of the Offering, together with certain additional amounts from a concurrent private placement, will be deposited in a trust account (the “Trust Account”) at J.P. Morgan Chase Bank, N.A. and managed by Continental Stock Transfer & Trust Company, as trustee, as described in the Registration Statement and the Prospectus; and

WHEREAS, the Sponsor desires to enter into this Agreement in order to facilitate the Offering and the other transactions contemplated in the Registration Statement and the Prospectus, including any merger, share exchange, asset acquisition, share purchase, reorganization or other similar business combination by the Company with one or more businesses (a “Business Combination”).

NOW, THEREFORE, in consideration of the representations, covenants and agreements contained herein, and certain other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto, intending to be legally bound, hereby agree as follows:

1. Expense Advance.

(a) From time to time, as may be requested by the Company, the Sponsor agrees to advance to the Company up to $1,750,000.00 in the aggregate, in each instance pursuant to the terms of the form of promissory note attached as Exhibit A hereto (the “Note”), as may be necessary to fund the Company’s expenses relating to investigating and selecting a target business and other working capital requirements following the Offering and prior to any potential Business Combination.

(b) The Sponsor represents to the Company that the Sponsor is capable of making such advances to satisfy its obligations under Section 1(a).

(c) Notwithstanding anything to the contrary herein or in the Note, the Sponsor hereby waives any and all right, title, interest or claim of any kind (“Claim”) in or to any distribution of the Trust Account in which the proceeds of the Offering, together with certain additional amounts, as described in greater detail in the Registration Statement and the Prospectus, will be deposited, and hereby agrees not to seek recourse, reimbursement, payment or satisfaction for any Claim against the Trust Account for any reason whatsoever; provided, however, that if the Company completes its Business Combination, the Company may repay such loaned amounts out of the proceeds released to the Company from the Trust Account.

2. Entire Agreement. This Agreement, together with the Note, constitutes the entire agreement and understanding of the parties hereto in respect of the subject matter hereof and supersedes all prior understandings, agreements, or representations by or among the parties hereto, written or oral, to the extent they relate in any way to the subject matter hereof or the transactions contemplated hereby. This Agreement may not be changed, amended, modified or waived (other than to correct a typographical error) as to any particular provision, except by a written instrument executed by the parties hereto.

3. Assignment. No party may assign either this Agreement or any of its rights, interests, or obligations hereunder without the prior written consent of the other party; provided, however, that, subject to all applicable securities laws, the Note shall be freely assignable by the Sponsor to any assignee; provided further, that Sponsor’s obligations hereunder shall remain in full force and effect in the event that an assignee fails to timely perform any of Sponsor’s obligations hereunder. Any purported assignment in violation of this paragraph shall be void and ineffectual and shall not operate to transfer or assign any interest or title to the purported assignee. This Agreement shall be binding on the undersigned and each of its successors and assigns.

4. Notices. Any notice, statement or demand authorized by this Agreement shall be sufficiently given (a) when so delivered if by hand or overnight delivery, (b) the date and time shown on a facsimile transmission confirmation, or (c) if sent by certified mail or private courier service within five (5) days after deposit of such notice, postage prepaid. Such notice, statement or demand shall be addressed as follows:

If to the Company or the Sponsor:

110 East 59th Street

New York, NY 10022

Attn: Chief Executive Officer
Facsimile: (212) 829-4708

with a copy in each case (which shall not constitute notice) to:

Ellenoff Grossman & Schole LLP

1345 Avenue of the Americas

New York, New York 10105

Attn: Stuart Neuhauser, Esq.

Facsimile: (212) 370-7889

5. Counterparts. This Agreement may be executed in any number of original or facsimile or other electronic counterparts and each of such counterparts shall for all purposes be deemed to be an original, and all such counterparts shall together constitute but one and the same instrument.

6. Severability. This Agreement shall be deemed severable, and the invalidity or unenforceability of any term or provision hereof shall not affect the validity or enforceability of this Agreement or of any other term or provision hereof. Furthermore, in lieu of any such invalid or unenforceable term or provision, the parties hereto intend that there shall be added as a part of this Agreement a provision as similar in terms to such invalid or unenforceable provision as may be possible and be valid and enforceable.

7. Governing Law. This Agreement shall be governed by and construed and enforced in accordance with the laws of the State of New York, without giving effect to conflicts of law principles that would result in the application of the substantive laws of another jurisdiction. The parties hereto (a) agree that any action, proceeding, claim or dispute arising out of, or relating in any way to, this Agreement shall be brought and enforced in the state or federal courts located in the Borough of Manhattan in the State of New York, and irrevocably submits to such jurisdiction and venue, which jurisdiction and venue shall be exclusive and (b) waive any objection to such exclusive jurisdiction and venue or that such courts represent an inconvenient forum.

[Signature Page Follows]

IN WITNESS WHEREOF, the undersigned have caused this Expense Advance Agreement to be executed as of the date first written above.

CANTOR EQUITY PARTNERS II, INC.

By:	/s/ Brandon Lutnick
Name:	Brandon Lutnick
Title:	Chief Executive Officer

CANTOR EP HOLDINGS II, LLC

By:	/s/ Brandon Lutnick
Name:	Brandon Lutnick
Title:	Chief Executive Officer

[Signature Page to the Expense Advance Agreement between Cantor Equity Partners II, Inc. and Cantor EP Holdings II, LLC for up to $1,750,000]

Exhibit A

PROMISSORY NOTE

THIS PROMISSORY NOTE (“NOTE”) AND THE SECURITIES INTO WHICH THE NOTE MAY BE CONVERTED HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”) OR UNDER THE SECURITIES LAWS OF ANY STATE. THIS NOTE HAS BEEN ACQUIRED FOR INVESTMENT ONLY AND MAY NOT BE SOLD, TRANSFERRED OR ASSIGNED IN THE ABSENCE OF REGISTRATION OF THE RESALE THEREOF UNDER THE SECURITIES ACT AND APPLICABLE STATE SECURITIES LAWS OR AN OPINION OF COUNSEL REASONABLY SATISFACTORY IN FORM, SCOPE AND SUBSTANCE TO THE COMPANY THAT SUCH REGISTRATION IS NOT REQUIRED.

Dated as of May 1, 2025
New York, New York
Principal Amount: Up to $1,750,000.00

Pursuant to that certain Expense Advance Agreement (the “Agreement”), dated as of May 1, 2025, by and between Cantor Equity Partners II, Inc., a Cayman Islands exempted company (the “Maker”), and Cantor EP Holdings II, LLC, a Delaware limited liability company (“Payee”), Maker hereby promises to pay to the order of Payee or its registered assigns or successors in interest, the principal sum of up to One Million Seven Hundred and Fifty Thousand Dollars ($1,750,000.00) in lawful money of the United States of America, on the terms and conditions described below. All payments on this Note shall be made by check or wire transfer of immediately available funds or as otherwise determined by Maker to such account as Payee may from time to time designate by written notice in accordance with the provisions of this Note. Certain terms used herein but not defined herein shall have the meaning given to such terms in the Agreement.

1. Principal. The principal balance of this Note shall be payable by Maker on the date on which Maker consummates its Business Combination in cash or Conversion Shares as set forth in this Note. The principal balance may be prepaid at any time. Under no circumstances shall any individual, including but not limited to any officer, director, employee or shareholder of Maker, be obligated personally for any obligations or liabilities of Maker hereunder.

2. Interest. No interest shall accrue or be charged by Payee on the unpaid principal balance of this Note.

3. Drawdown Requests. Maker and Payee agree that Maker may request up to One Million Seven Hundred and Fifty Thousand Dollars ($1,750,000.00) for costs reasonably related to Maker’s working capital needs prior to the consummation of the Business Combination. The principal of this Note may be drawn down from time to time prior to the date on which Maker consummates a Business Combination, upon request from Maker to Payee (each, a “Drawdown Request”) in such amounts as Maker may determine in its discretion. Payee shall fund each Drawdown Request no later than five (5) business days after receipt of a Drawdown Request; provided, however, that the maximum amount of drawdowns collectively under this Note is One Million Seven Hundred and Fifty Thousand Dollars ($1,750,000.00). Once an amount is drawn down under this Note, it shall not be available for future Drawdown Requests even if prepaid. No fees, payments or other amounts shall be due to Payee in connection with, or as a result of, any Drawdown Request by Maker.

4. Application and Form of Payments.

(a) All payments shall be applied first to payment in full of any costs incurred in the collection of any sum due under this Note, including (without limitation) reasonable attorney’s fees and then to the payment in full of any late charges and finally to the reduction of the unpaid principal balance of this Note.

(b) The Note may be repaid, at Payee’s discretion, (i) in cash or (ii) in Conversion Shares (as defined below) pursuant to Section 15.

5. Events of Default. The occurrence of any of the following shall constitute an event of default (“Event of Default”):

(a) Failure to Make Required Payments. Failure by Maker to pay the principal amount due pursuant to this Note within five (5) business days of the date specified above.

(b) Voluntary Bankruptcy, Etc. The commencement by Maker of a voluntary case under any applicable bankruptcy, insolvency, reorganization, rehabilitation or other similar law, or the consent by it to the appointment of or taking possession by a receiver, liquidator, assignee, trustee, custodian, sequestrator (or other similar official) of Maker or for any substantial part of its property, or the making by it of any assignment for the benefit of creditors, or the failure of Maker generally to pay its debts as such debts become due, or the taking of corporate action by Maker in furtherance of any of the foregoing.

(c) Involuntary Bankruptcy, Etc. The entry of a decree or order for relief by a court having jurisdiction in the premises in respect of Maker in an involuntary case under any applicable bankruptcy, insolvency or other similar law, or appointing a receiver, liquidator, assignee, custodian, trustee, sequestrator (or similar official) of Maker or for any substantial part of its property, or ordering the winding-up or liquidation of its affairs, and the continuance of any such decree or order unstayed and in effect for a period of 60 consecutive days.

6. Remedies.

(a) Upon the occurrence of an Event of Default specified in Section 5(a), Payee may, by written notice to Maker, declare this Note to be due immediately and payable, whereupon the unpaid principal amount of this Note, and all other amounts payable hereunder, shall become immediately due and payable without presentment, demand, protest or other notice of any kind, all of which are hereby expressly waived, anything contained herein or in the documents evidencing the same to the contrary notwithstanding.

(b) Upon the occurrence of an Event of Default specified in Section 5(b) or Section 5(c), the unpaid principal balance of this Note, and all other sums payable with regard to this Note, shall automatically and immediately become due and payable, in all cases without any action on the part of Payee.

7. Waivers. Maker and all endorsers and guarantors of, and sureties for, this Note waive presentment for payment, demand, notice of dishonor, protest, and notice of protest with regard to the Note, all errors, defects and imperfections in any proceedings instituted by Payee under the terms of this Note, and all benefits that might accrue to Maker by virtue of any present or future laws exempting any property, real or personal, or any part of the proceeds arising from any sale of any such property, from attachment, levy or sale under execution, or providing for any stay of execution, exemption from civil process, or extension of time for payment; and Maker agrees that any real estate that may be levied upon pursuant to a judgment obtained by virtue hereof, or any writ of execution issued hereon, may be sold upon any such writ in whole or in part in any order desired by Payee.

8. Unconditional Liability. Maker hereby waives all notices in connection with the delivery, acceptance, performance, default, or enforcement of the payment of this Note, and agrees that its liability shall be unconditional, without regard to the liability of any other party, and shall not be affected in any manner by any indulgence, extension of time, renewal, waiver or modification granted or consented to by Payee, and consents to any and all extensions of time, renewals, waivers, or modifications that may be granted by Payee with respect to the payment or other provisions of this Note, and agrees that additional makers, endorsers, guarantors, or sureties may become parties hereto without notice to Maker or affecting Maker’s liability hereunder.

9. Notices. All notices, statements or other documents which are required or contemplated by this Note shall be made: (a) in writing and delivered personally or sent by first class registered or certified mail, overnight courier service or facsimile or electronic transmission to the address designated in writing, (b) by facsimile to the number most recently provided to such party or such other address or fax number as may be designated in writing by such party or (c) by electronic mail, to the electronic mail address most recently provided to such party or such other electronic mail address as may be designated in writing by such party. Any notice or other communication so transmitted shall be deemed to have been given on the day of delivery, if delivered personally, on the business day following receipt of written confirmation, if sent by facsimile or electronic transmission, one (1) business day after delivery to an overnight courier service or five (5) days after mailing if sent by mail.

10. Construction. THIS NOTE SHALL BE CONSTRUED AND ENFORCED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK, WITHOUT REGARD TO THE CONFLICTS OF LAW PRINCIPLES THEREOF.

11. Severability. Any provision contained in this Note which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

12. Trust Waiver. Notwithstanding anything herein to the contrary, Payee hereby waives any right, title, interest or claim of any kind (“Claim”) in or to any distribution of or from the Trust Account, and hereby agrees not to seek recourse, reimbursement, payment or satisfaction for any Claim against the Trust Account for any reason whatsoever; provided, however, that if Maker completes a Business Combination, Maker shall repay the principal balance of this Note, which may be out of the proceeds released to Maker from the Trust Account.

13. Amendment; Waiver. Any amendment hereto or waiver of any provision hereof may be made with, and only with, the written consent of Maker and Payee.

14. Assignment. No assignment or transfer of this Note or any rights or obligations hereunder may be made by any party hereto (by operation of law or otherwise) without the prior written consent of the other party hereto and any attempted assignment without the required consent shall be void; provided, however, that this Note shall be freely assignable by Payee to any assignee.

15. Conversion.

(a) Notwithstanding anything contained in this Note to the contrary, beginning any time after 60 days from date hereof, Payee may elect to convert all or any portion of the unpaid principal balance under this Note into that number of Class A ordinary shares of Maker (the “Conversion Shares”), equal to: (i) the portion of the principal amount of this Note being converted pursuant to this Section 15, divided by (i) $10.00, rounded up to the nearest whole number of shares. The Conversion Shares and any other equity security of Maker issued or issuable with respect to the foregoing by way of a share dividend or share split or in connection with a combination of shares, recapitalization, amalgamation, consolidation or reorganization, shall be entitled to the registration rights set forth in Section 16.

(b) Upon any complete or partial conversion of the principal amount under this Note, (i) such principal amount shall be so converted and such converted portion of this Note shall become fully paid and satisfied, (ii) Payee shall surrender and deliver this Note, duly endorsed, to Maker or such other address which Maker shall designate against delivery of the Conversion Shares, (iii) Maker shall promptly deliver a new duly executed Note to Payee in the principal amount that remains outstanding, if any, after any such conversion and (iv) in exchange for all or any portion of the surrendered Note, and simultaneous with the surrender of the Note, Maker shall, at the direction of Payee, deliver to Payee the Conversion Shares, which shall bear such legends as are required, in the opinion of counsel to Maker or by any other agreement between Maker and Payee and applicable state and federal securities laws.

(c) Payee shall pay any and all taxes that may be payable with respect to any issuance or delivery of the Conversion Shares upon conversion of this Note pursuant hereto.

16. Registration Rights. Reference is made to that certain Registration Rights Agreement between Maker and Payee, dated as of the date hereof (the “Registration Rights Agreement”). All Conversion Shares shall be considered Registrable Securities (as defined in the Registration Rights Agreement) for all purposes thereunder and entitle Payee to the same rights, duties and obligations as the Holders (as defined in the Registration Rights Agreement).

[Signature Page Follows]

IN WITNESS WHEREOF, Maker, intending to be legally bound hereby, has caused this Promissory Note to be duly executed by the undersigned as of the day and year first above written.

CANTOR EQUITY PARTNERS II, INC.

By:
Name:	Brandon Lutnick
Title:	Chief Executive Officer

[Signature Page to Promissory Note by Cantor Equity Partners II, Inc. in favor of Cantor EP Holdings II, LLC for up to $1,750,000 for Working Capital]